Exhibit 10.26
Gilead Sciences Corporate Bonus Plan
Amended and Restated Effective as of January 1, 2019
This Gilead Sciences Corporate Bonus Plan (the “Plan”) has been established by Gilead Sciences, Inc. (“Gilead”) and the participating subsidiaries of Gilead, as determined by the Committee (as defined below) from time to time, with the following plan objectives:

•	to provide a link between compensation and performance;

•	to motivate participants to achieve individual and corporate performance goals and objectives; and

•	to enable Gilead and each participating subsidiary to attract and retain high quality employees.
References in the Plan to the “Company” mean Gilead and each of the participating subsidiaries.

Section 1.	Administration
The Compensation Committee (the “Committee”) of Gilead’s Board of Directors shall have full power and authority to administer and interpret the Plan, including, without limitation, the power to: (a) prescribe, amend, and rescind rules and procedures relating to the Plan and to define terms not otherwise defined herein; (b) establish the corporate performance goals and objectives for any performance year and certify the level at which those goals and objectives are attained for such performance year; (c) determine which employees qualify as Participants (as herein defined) in the Plan and which Participants shall be paid bonuses under the Plan; (d) determine whether, to what extent, and under what circumstances bonus awards granted hereunder may be forfeited or suspended; (e) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any bonus award granted hereunder in the manner and to the extent that the Committee shall determine appropriate; (f) adjust or modify the calculation of a performance goal or objective for a performance year so as to avoid unanticipated consequences or address unanticipated events; and (g) make all determinations necessary and advisable in administering the Plan. Section headings are provided for administrative convenience and shall not restrict the Committee’s interpretive authority.
The Committee may establish a performance period that covers a period other than a fiscal year, and any reference in the Plan to a performance year shall refer to such performance period. The Committee hereby delegates to the Chief Executive Officer of Gilead (the “CEO”) full power and authority to administer and interpret the Plan and any bonus awards granted under the Plan with respect to Participants at the level of Senior Vice President and below or any equivalent position at a participating subsidiary (each, a “Nonexecutive Participant”), and references to the “Committee” as used herein shall be deemed to include the CEO with respect to Nonexecutive Participants. The Committee hereby delegates to and authorizes the head of Human Resources and his or her agents to determine the treatment (including any proration) of awards for Nonexecutive Participants who take any leave of absence, join the Company before November of a performance year, who change job grades or geographic work location or have a similar change in status during a performance year, to assist in the day-to-day administration of the Plan and to communicate the terms of the Plan and bonus awards to Participants. The determinations of the Committee and its delegates with respect to the Plan will be final, binding, and conclusive on all interested parties.

Section 2.	Eligibility
Except as otherwise determined by the Committee, all Company employees (each, a “Participant”) are eligible to participate in the Plan for each performance year the Plan remains in effect, subject to the following exceptions:

•	Field sales employees are not eligible for the Plan, as they participate in incentive plans tailored to their positions.

•
Any individual who (a) is not on the Company’s payroll and for any reason deemed to be a Company employee, or (b) is not classified by the Company as a Company employee (but, for example, is classified as an “independent contractor”) and, for that reason, the Company has not withheld employment taxes with respect to that individual, even in the event that the individual is determined retroactively to have been a Company employee during all or any portion of that period.

•	Employees whose initial hire date is in November or December of a performance year.
Except as otherwise determined by the Committee in its sole discretion, an employee who joins the Company before November of a performance year (i.e., January 1 to October 31) may be eligible for a prorated bonus, based on his or her length of service that year. The bonus target for an employee who changes job grades or geographic work location during a performance year shall be based on the grade or geographic work location bonus target(s), and any proration of such amounts, as shall be determined by the Committee or its delegate in its sole discretion.

Section 3.	Award Determination
(a)Performance Goals and Objectives. Payment of bonus awards will be based on the attainment of corporate and individual performance goals and objectives. Within ninety (90) days after the beginning of a performance year, the Committee will establish in writing the corporate performance goals and/or objectives. Except as otherwise determined by the Committee, individual performance is evaluated based on achievement of goals and objectives as reflected in the Participant's written performance goals and objectives for the performance year.
(b)Target Awards for Nonexecutive Participants. The target bonus award for each Nonexecutive Participant shall be determined using the target bonus award table for his or her geographic work location, as approved by the CEO and communicated to Participants at each such work location from time to time. The CEO may amend the target bonus award table for one or more geographic work locations (or approve new target bonus award tables for additional geographic work locations) from time to time, in his or her sole discretion, with or without advance notice to the affected Nonexecutive Participants.
Actual bonus payouts can range from 0 to 1.5 times target, based on individual and corporate performance. The following are the weightings of the individual and corporate performance components used in determining the actual bonus award amounts for Nonexecutive Participants:

Title (or equivalent position at participating subsidiary)	Weighting of Corporate Performance Component	Weighting of Individual Performance Component
SVP	75%	25%
VP	50%	50%
Below VP	25%	75%
(c)Award Determination. Final bonus amounts payable to Participants in the Plan will be determined based on the level at which the Participant’s individual performance goals and objectives are achieved and the level at which the corporate performance goals and objectives are achieved, as set forth below. The percentage of corporate achievement and the percentage of achievement for the individual performance component will be weighted as set forth in Section 3(b) above and used to calculate bonus payouts for individuals who participate in the Plan, subject to the conditions described in this Section 3(c). The determinations of the Committee (including the CEO) will be final, binding and conclusive on all interested parties.
(i)Subject to Section 11 below, following the completion of the performance year, the Committee will determine the extent to which corporate performance goals and objectives have been met, and certify an overall corporate achievement factor (expressed as a percentage) with respect to the corporate performance component of the Plan. The Committee must determine and certify corporate achievement of at least 50% in order for the corporate performance component payout to occur.
(ii)The Committee (including the CEO, in the case of Nonexecutive Participants), has the sole discretion in determining whether and the extent to which a Participant’s individual performance goals and objectives have been achieved, as evaluated through the Company’s annual review process. A Participant must receive an individual performance factor recommendation of at least 50% to be eligible for the corporate performance component payout. A Participant who receives a performance rating of “Below Expectations” (or its equivalent) for his or her performance review is not eligible for a bonus payment.

Section 4.	Payment
Subject to Section 11 below, bonus award payments, if any, will be paid to Participants promptly following award determination, provided that, except as specified in Section 5 or otherwise determined by the Committee, a Participant must be actively employed by the Company on the bonus payment date in order to receive any bonus award for the applicable performance year. The Company shall withhold from the bonus award and/or otherwise collect from each Participant all employment, income, and other taxes and amounts that it determines are required or appropriate. Employees who have elected to participate in the ESPP and/or retirement plan (if applicable) will be deemed to have expressly consented to having the applicable funds withheld from their bonus award payment as contributions. Notwithstanding the foregoing, the Committee (including the CEO) and/or the head of Human Resources may in his, her or their discretion condition a manager’s bonus upon the manager’s demonstration that he or she has completed all performance evaluations for his or her direct reports, provided that any such arrangement shall comply with Section 11 and that, unless such condition is earlier waived, the manager’s bonus shall be paid no later than the last business day of the calendar year following the applicable performance year. The Committee, in its sole discretion, may permit a Participant to defer payment of a bonus award, subject to such rules and procedures as shall be determined by the Committee.

Section 5.	Termination of Employment
(a)Employment Requirement. Unless the terms of an applicable severance plan provide otherwise, a Participant whose employment with the Company terminates for any reason other than (i) permanent site closure or a significant reduction in force or (ii) death or Disability (whether the termination is by employee resignation or Company termination with or without cause), or, unless waived by the Committee, any executive officer who gives notice of his intent to terminate, prior to the bonus award payment date, will not be eligible for or entitled to receive a bonus payment for the performance year.
(b)Permanent Site Closure or Significant Reduction in Force. Should a Participant’s employment terminate prior to the bonus payment date for a particular performance year by reason of (i) the permanent closure or shutdown of an entire site, facility, business unit, or other established organizational unit, department, or functional center (each hereby designated an “Organizational Unit”) in or at which such individual is employed, provided such termination occurs on or after the date such closure or shutdown is first communicated to the individuals employed at such Organizational Unit, or (ii) a significant reduction in force affecting the Organizational Unit in or at which such individual is employed, then the following amount will be paid under the Plan to such Participant following the completion of the applicable performance year pursuant to the provisions set forth under Section 4 above or on such earlier date (including in the year of termination) as the Committee shall determine: an amount tied to his or her target bonus potential for the performance year based on target level attainment of both the corporate performance and individual performance components of that bonus but pro-rated to reflect his or her actual period of employment during that performance year.
(c)Pro-rated Payment Provisions. For purposes of applying the pro-rated payment provisions of Section 5(b):
(i)a “significant reduction in force” will be deemed to occur at the Organizational Unit in or at which the Participant is employed if both of the following conditions are met: (A) there are multiple individuals employed in or at such Organizational Unit, and (B) the lesser of (x) fifty (50) individuals or (y) fifteen percent (15%) or more of the total number of individuals employed on a full-time basis in or at such Organizational Unit are unilaterally terminated by the Company other than for cause over any period of ninety (90) consecutive days or less, unless a longer or shorter period is otherwise specified by the Company at the time the reduction in force is first communicated to the affected employees.
(ii)A “termination for cause” will be deemed to occur if such termination occurs by reason of the individual’s (A) performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company; (B) dishonesty, intentional misconduct, material violation of any applicable Company policy, or material breach of any agreement with the Company; or (C) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.
The determination of whether a particular site, facility, business unit or other established organizational unit, department or functional center constitutes an Organization Unit for purposes of the foregoing provisions shall be made by the Committee or the head of Human Resources, or his or her designated agent.
The Company, in its sole discretion, may provide for an earlier payment date for any pro-rated bonus that becomes payable to any involuntarily-terminated employee located outside of the U.S. who is not subject to U.S. income taxation.

(d)Death or Disability. The following provisions shall apply in the event the Participant’s employment terminates prior to the bonus payment date of the bonus award by reason of death or Disability:
(i)Should a Participant’s employment cease prior to the bonus payment date by reason of his or her death, then the Participant’s designated beneficiary shall be paid an amount, in full satisfaction of the deceased Participant’s bonus entitlement under the Plan, calculated as follows: an amount equal to one hundred percent of the deceased Participant’s target bonus potential for the performance year based on target level of attainment of both the corporate performance and individual performance components of that bonus. To the extent there is a valid universal beneficiary designation form for the deceased Participant on file with the Company at the time of his or her death, such Participant’s beneficiary shall be the person or persons designated as beneficiary therein; otherwise, such beneficiary shall be the Participant’s estate or otherwise determined according to local law and/or practice. Any bonus to which such beneficiary becomes entitled on the basis of such calculations shall be payable no later than the bonus payment date determined by the Company in accordance with the provisions set forth under Section 4 above or on such earlier date (including in the year of termination) as the Company may determine.
(ii)Should a Participant’s employment cease prior to the bonus payment date by reason of Disability, then the Participant shall be paid an amount, in full satisfaction of the Disabled Participant’s bonus entitlement under the Plan, calculated as follows: an amount equal to one hundred percent of the Participant’s target bonus potential for the performance year based on target level of attainment of both the corporate performance and individual performance components of that bonus. Any bonus to which such Participant becomes entitled on the basis of such calculations shall be payable no later than the bonus payment date determined by the Company in accordance with the provisions set forth under Section 4 above or on such earlier date as the Company may determine. Subject to Section 11 below, “Disability” shall have the meaning established by the Committee.

Section 6.	Amendment or Termination of the Plan
The Committee reserves the right to interpret, modify, suspend or terminate the Plan at any time as determined in its sole discretion.

Section 7.	No Rights to Employment
The designation of an employee as a Participant will not give the employee any right to be retained in the employ of the Company or its affiliates and the ability of the Company and its affiliates to dismiss or discharge a Participant at any time and for any reason is specifically reserved notwithstanding the existence of the Plan.

Section 8.	Unfunded Plan
No amounts awarded or accrued under the Plan will be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder will at all times be an unfunded and unsecured obligation of the participating entity employing the Participant at the time such bonus becomes payable (or, if none, the participating entity most recently employing the Participant) (the “Paying Entity”). Participants shall have the status of general creditors and shall look solely to the general assets of the Paying Entity for the payment of their bonus awards.

Section 9.	No Assignment
No Participant will have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any award under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any such interest will be void. During the lifetime of any Participant, payment of a bonus award under the Plan shall only be made to such Participant.

Section 10.	[Reserved]

Section 11.	Section 409A
To the extent applicable, it is intended that this Plan and any bonus awards granted hereunder comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any bonus award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding the provisions of Section 3(c) and Section 4 above, with respect to bonus awards granted to Participants subject to the provisions of the Code: (i) in no event except as provided in Section 5(b) above shall any bonus award for a particular performance calendar year be paid at any time earlier than the first business day of the succeeding calendar year or later than the last business day of that succeeding calendar year; and (ii) notwithstanding the provisions of Section 6(c)(ii), “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

Section 12.	Applicable Law
To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
Questions:
Employees in Europe should contact: HRAnswrEU@gilead.com, x72300, +44 208 587 2300
All other employees should contact: HRAnswr@gilead.com, x5511, 1-650-522-5511, 1-866-472-6797